                              Saul Centers, Inc.
                   Schedule of Current Portfolio Properties
                                March 31, 2001

                                                                          Leasable                  Year
                                                                            Area                  Developed             Land
                                                                           (Square               or Acquired            Area
                  Property                       Location                   Feet)                (Renovated)           (Acres)
       =======================           ========================      ================       =================      ============
Shopping Centers
----------------
   Ashburn Village I & II                Ashburn, VA                           148,381           1994, 2000                 19.3
   Ashburn Village III & IV   (a)        Ashburn, VA                            18,783             2000/01                   7.1
   Beacon Center                         Alexandria, VA                        355,659         1972 (1993/99)               32.3
   Belvedere                             Baltimore, MD                          54,941              1972                     4.8
   Boulevard                             Fairfax, VA                            56,350           1994 (1999)                 5.0
   Clarendon                             Arlington, VA                           6,940              1973                     0.5
   Clarendon Station                     Arlington, VA                           4,868              1996                     0.1
   Flagship Center                       Rockville, MD                          21,500           1972, 1989                  0.5
   French Market                         Oklahoma City, OK                     247,056         1974 (1984/98)               13.8
   Germantown                            Germantown, MD                         26,241              1992                     2.7
   Giant                                 Baltimore, MD                          70,040           1972 (1990)                 5.0
   The Glen                              Lake Ridge, VA                        112,639              1994                    14.7
   Great Eastern                         District Heights, MD                  254,398           1972 (1995)                23.9
   Hampshire Langley                     Langley Park, MD                      131,700           1972 (1979)                 9.9
   Leesburg Pike                         Baileys Crossroads, VA                 97,880         1966 (1982/95)                9.4
   Lexington Mall                        Lexington, KY                         315,719              1974                    30.0
   Lumberton                             Lumberton, NJ                         189,898         1975 (1992/96)               23.3
   Olney                                 Olney, MD                              53,765           1975 (1990)                 3.7
   Ravenwood                             Baltimore, MD                          87,750              1972                     8.0
   Seven Corners                         Falls Church, VA                      560,998          1973 (1994-7)               31.6
   Shops at Fairfax                      Fairfax, VA                            68,743         1975 (1993/99)                6.7
   Southdale                             Glen Burnie, MD                       484,115           1972 (1986)                39.6


                                         Percentage Leased
                  Property              Mar-2001   Mar-2000                         Anchor / Significant Tenants
       =======================          ========   ======== ========================================================================
Shopping Centers
----------------
   Ashburn Village I & II                   98%        88%  Giant Food, Blockbuster
   Ashburn Village III & IV   (a)           66%       n/a
   Beacon Center                            96%        95%  Lowe's, Giant Food, Office Depot, Outback Steakhouse, Marshalls,
                                                            Hollywood Video, Hancock Fabrics
   Belvedere                               100%        94%  Food King, McCrory
   Boulevard                               100%       100%  Danker Furniture, Petco, Party City
   Clarendon                               100%       100%
   Clarendon Station                       100%       100%
   Flagship Center                         100%       100%
   French Market                            92%        95%  Burlington Coat Factory, Bed Bath & Beyond, Famous Footwear,
                                                            Lakeshore Learning Center,  BridesMart, Staples
   Germantown                              100%        97%
   Giant                                   100%       100%  Giant Food
   The Glen                                100%        97%  Safeway Marketplace, CVS Pharmacy
   Great Eastern                            99%       100%  Giant Food, Pep Boys, Big Lots, Run N' Shoot
   Hampshire Langley                       100%        96%  Safeway, McCrory, Blockbuster
   Leesburg Pike                           100%       100%  Zany Brainy, CVS Pharmacy, Kinko's, Hollywood Video
   Lexington Mall                           75%        81%  Dillard's,  Rite Aid
   Lumberton                                86%        86%  SuperFresh, Rite Aid, Blockbuster, Ace Hardware
   Olney                                    95%        92%  Rite Aid
   Ravenwood                               100%       100%  Giant Food, Hollywood Video
   Seven Corners                            99%       100%  Home Depot, Shoppers Club, Best Buy, Michaels,
                                                            Barnes & Noble, Ross Dress For Less, G Street Fabrics, Champs
   Shops at Fairfax                        100%       100%  SuperFresh, Blockbuster
   Southdale                                97%       100%  Giant Food, Circuit City, Kids R Us, Michaels, Marshalls,
                                                            PetSmart, Value City Furniture

                                    Exhibit

                              Saul Centers, Inc.
                   Schedule of Current Portfolio Properties
                                March 31, 2001

                                                                          Leasable                  Year
                                                                            Area                  Developed             Land
                                                                           (Square               or Acquired            Area
                  Property                       Location                   Feet)                (Renovated)           (Acres)
       =======================           ========================      ================       =================      ============
Shopping Centers (continued)
----------------------------
  Southside Plaza                          Richmond, VA                         340,691             1972                32.8
  South Dekalb Plaza                       Atlanta, GA                          163,273             1976                14.6
  Thruway                                  Winston-Salem, NC                    348,770          1972 (1997)            30.5
  Village Center                           Centreville, VA                      143,109             1990                17.2
  West Park                                Oklahoma City, OK                     76,610             1975                11.2
  White Oak                                Silver Spring, MD                    480,156          1972 (1993)            28.5
                                                                       ================                           ============
                                              Total Shopping Centers          4,920,973                                426.7
                                                                       ================                           ============

Office Properties
-----------------
  Avenel Business Park                     Gaithersburg, MD                     388,620           1981-2000             37.1
  Crosstown Business Center          (b)   Tulsa, OK                            197,135          1975 (2000)            22.4
  601 Pennsylvania Ave                     Washington, DC                       225,223          1973 (1986)             1.0
  Van Ness Square                          Washington, DC                       156,493          1973 (1990)             1.2
  Washington Square                        Alexandria, VA                       235,000          1975 (2000)             2.0
                                                                       ================                           ============
                                             Total Office Properties          1,202,471                                 61.7
                                                                       ================                           ============

                                                       Total Portfolio        6,123,444                                  488.4
                                                                        ================                           ============

                                            Percentage Leased
                  Property            Mar-2001             Mar-2000                     Anchor / Significant Tenants
       =======================    ================     ================    =========================================================
Shopping Centers (continued)
----------------------------
  Southside Plaza                               93%                88%     CVS Pharmacy, Community Pride Supermarket. Maxway
  South Dekalb Plaza                           100%                83%     MacFrugals, Pep Bays, The Emory CLinic
  Thruway                                       93%                95%     Bed, Bath & Beyond, Stein Mart, Harris Teeler, Fresh
                                                                           Market, Eckerd Drugs, Houliham's, Borders Books, Zany
                                                                           Brainy, Blockbuster
  Village Center                               100%                98%     Giant Food, Tuesday Morning
  West Park                                     58%                58%     Homeland Stores, Family Dollar
  White Oak                                     99%                99%     Giant Food, Sears, Rite Aid, Blockbuster
                                  =================    ===============
                                              94.7% (c)          94.3%
                                  =================    ===============
Office Properties
-----------------
  Avenel Business Park                          99%                96%     Quanta Systems, General Services Administration,
                                                                           VIRxSYS, Ventana Medical, Paragea Communications, Boston
                                                                           Biomedica, Broadsoft
  Crosstown Business Center  (b)                68%                15%     Compass Group, Roxtec, Par Electric
  601 Pennsylvania Ave                         100%               100%     General Services Administration, Alltel, American
                                                                           Arbitration, Capital Grille
  Van Ness Square                               95%                98%     INTELSAT, Team Video Intl, Office Depot, Pier 1
  Washington Square                             55%               n/a      Vanderweil Engineering, World Wide Retail Exchange,
                                                                           American Management Systems, Rite Aid, Trader Joe's,
                                                                           Blockbuster
                                  =================    ===============
                                              92.5% (c)          80.3%
                                  =================    ===============


                                              94.4% (c)          92.1%
                                  =================    ===============


        (a) Undeveloped land acquired August 2000. Construction has commenced for a 18,000 square foot in-line expansion to Ashburn Village. The expansion space is 66% pre-leased to tenants scheduled to occupy Phase III in the second quarter of 2001. Phase IV consists of approximately 3.1 acres of undeveloped land.

        (b) Currently operational, but under development to convert former shopping center to office park/warehouse use.

        (c) Washington Square and Ashburn Village III & IV, currently under construction and not yet fully operational, are excluded from these averages.

                                    Exhibit